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                                                                     EXHIBIT 5.1


                            [LUCE FORWARD LETTERHEAD]



                                October 17, 2002


PhotoMedex, Inc.
Five Radnor Corporate Center, Suite 470
Radnor, Pennsylvania 19087

                              RE: PHOTOMEDEX, INC.

Gentlemen:

        We have acted as counsel for PhotoMedex, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering shares (the "Shares") of common stock, par value $0.01, of the Company, as described in the Registration Statement.

        This opinion is being furnished in accordance with the requirements of
Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

        In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, certificates, corporate records and other instruments, as we have deemed necessary. In addition, we have examined such books and records of the Company, as in our judgment, is necessary or appropriate to enable us to render the opinions expressed below.

        Based upon the foregoing, it is our opinion that the Shares, when issued in the manner contemplated by the proxy statement/prospectus, which forms a part of the Registration Statement, and in conformity with the Certificate of Incorporation of the Company, as amended and restated and in effect as of the date hereof, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the caption entitled "Legal Matters" in the proxy statement/prospectus, which forms a part of the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or the proxy statement/prospectus, within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, or Item 509 of the Regulation S-K.

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PhotoMedex, Inc.
October 17, 2002
Page 2


        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                       Very truly yours,

                                       /s/ LUCE, FORWARD, HAMILTON & SCRIPPS LLP